UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                  ------------

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant (X)                     Filed by a Party other than the
                                                Registrant [ ]

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[ ]    Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Sec.240.14a-12


                         CLEAN DIESEL TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                Explanatory Note

     This Amendment No. 1 is filed to conform to the requirements of Item 9 of
Schedule 14A of the Proxy Rules and Item 304(a) of Regulation S-K with respect to the disclosures under the captions "Audit Fees," "Pre-Approval Policies and Procedures" and "newly Engaged Auditors."


                         CLEAN DIESEL TECHNOLOGIES, INC.
                         300 ATLANTIC STREET, SUITE 702
                                STAMFORD CT 06901

                    ========================================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 2004

                    ----------------------------------------

To the Stockholders of Clean Diesel Technologies, Inc.:

     The Annual Meeting (the "Meeting") of Stockholders of Clean Diesel Technologies, Inc., a Delaware corporation, will be held Wednesday, June 10, 2004, at the offices of J. M. Finn & Co., Salisbury House, London Wall, London EC2M 5TA U.K. at 11:00 a.m. to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting is also enclosed.

     1. To elect five (5) directors;
     2. To ratify the appointment of Eisner LLP as independent auditors for the year 2004; and
     3. To transact any other business that may properly come before the meeting or any adjournment.

     Only holders of Common Stock of record at the close of business on April 5, 2004 are entitled to notice of and to vote at the Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of the total number of votes which may be cast shall constitute a quorum for the transaction of business at the Meeting.

The Clean Diesel Technologies, Inc. Annual Report for 2003 is enclosed with this Notice of Meeting and Proxy Statement.

                                       By Order of the Board of Directors

                                              Charles W. Grinnell
                                                   Secretary

Stamford, Connecticut
April 15, 2004


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON IT IS REQUESTED THAT YOU PROMPTLY FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM TO THE SENDER IN THE ENCLOSED RETURN ENVELOPE.

                         CLEAN DIESEL TECHNOLOGIES, INC.

                                 ===============

                                 PROXY STATEMENT

                                 ===============


     The enclosed proxy is solicited by the Board of Directors (the "Board") of Clean Diesel Technologies, Inc., a Delaware corporation ("CDT" or the "Company"), in connection with the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of J. M. Finn & Co., Salisbury House, London Wall, London EC2M 5TA U.K., on Wednesday, June 10, 2004, at 11:00 a.m. and at any adjournments.

     The record date with respect to this solicitation is April 5, 2004. All holders of the CDT's common shares, $.05 par, as of the close of business on that date are entitled to vote at the Meeting. The common shares are the only outstanding securities of CDT. According to the records of CDT's transfer agent, as of the record date CDT had 15,666,336 common shares outstanding and eligible to vote. A stockholders list as of the record date is available for inspection at the office of CDT set out in the Notice of Meeting and will be available for inspection at the Meeting.

     The quorum for the Meeting is that number of common shares representing a majority of the votes entitled to be cast. Each stockholder is entitled as of the record date to cast one vote per common share held.

     A proxy may be revoked by a stockholder at any time prior to its being voted. If a proxy is properly signed and not revoked by the stockholder, the shares it represents will be voted at the Meeting in accordance with the instructions of the stockholder. Abstentions and broker non-votes are counted in determining whether a quorum is present, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board.

     Members of the Board and Executive Officers of CDT may solicit stockholders' proxies. CDT shall bear the cost of proxy solicitation, if any.

     The CDT Annual Report to Stockholders, containing financial statements reflecting the financial position and results of operations of the Company for 2003 (the "Financial Statements"), and this Proxy Statement were distributed together commencing in the week of April 26, 2004.

                              ELECTION OF DIRECTORS

     The Board proposes the election of five directors. The term of office of each director is until the 2005 Annual Meeting or until a successor shall have been duly elected or the director shall sooner resign, retire or be removed. John A. de Havilland, Derek R. Gray, Charles W. Grinnell, Jeremy D. Peter-Hoblyn and James M. Valentine, who are each incumbent directors, are the management nominees for election as directors of the Company. Each of the nominees has consented to act as a director, if elected. Should one or more of these nominees become unavailable to accept nomination or election as a director, votes will be cast for a substitute nominee, if any, designated by the Board. If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent, unless the Board reduces the number of directors.

     THE  AFFIRMATIVE  VOTE  OF  A  PLURALITY OF THE AGGREGATE VOTES CAST OF THE
STOCKHOLDERS  VOTING  SHALL  ELECT  THE  NOMINEES  AS  DIRECTORS.  THE  COMPANY
RECOMMENDS  A  VOTE  FOR  EACH  OF  THE  NOMINEES.

     The following table sets forth certain information with respect to each person nominated and recommended to be elected as directors of the Company.

Name                              Age  Director Since
----                              ---  --------------
John A. de Havilland               66       1994
Derek R. Gray                      70       1998
Charles W. Grinnell                67       1994
Jeremy D. Peter-Hoblyn             64       1994
James M. Valentine                 50       1994

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     JOHN A. DE HAVILLAND has been a director of the Company since its inception. Mr. de Havilland was a director of J. Henry Schroder Wagg & Co. Ltd., a merchant bank, from 1972 until his retirement in 1989. Except for the period of April through December 1998, Mr. de Havilland was a Managing Director of Fuel-Tech N.V., a pollution control company, from 1987 through March 1, 2002.

     DEREK R. GRAY has been a director of the Company since 1998. Mr. Gray has been Managing Director of S G Associates Limited, a United Kingdom fiscal advisory firm since 1971 and a director of Velcro Industries N.V., a manufacturing company, since 1974.

     CHARLES W. GRINNELL has been Vice President, General Counsel and Corporate Secretary of the Company since its inception and has held the same positions with Fuel-Tech N.V. since 1987. Mr. Grinnell, a Managing Director of Fuel-Tech N.V., is engaged in the private practice of corporate law in Stamford, Connecticut.

     JEREMY D. PETER-HOBLYN has been Chief Executive Officer of CDT from its inception and was President from inception until March 12 2002. He was Chairman from March 12, 2002 until June 11, 2003. Mr. Peter-Hoblyn was a Managing
Director  of  Fuel-Tech  N.V.  from  1987  through  March  1,  2002.

     R. GLEN REID, 57, has been Vice President - Sales and Marketing of CDT since April 18, 2003 and an employee of CDT since 2002. From 1999 to 2002 Mr. Reid was Vice President - Sales and Marketing of Marathon Sensors, Inc., a manufacturer of sensors and associated instrumentation.

     TIMOTHY ROGERS, 42, has been Vice President - International of CDT since February 21, 2004 and previously had been a consultant to CDT since September 30, 2003. From 2002 to September 2003 he was Director of Sales and Marketing of ADAS Consulting, Ltd and from 1993 to 2002 was a Company Director of Adastra, a wholly owned subsidiary of Associated Octel Company, Ltd, a U.K. based multinational Petrochemical company.

     DAVID W. WHITWELL, 38, has served as Vice President, Chief Financial Officer and Treasurer of the Company since 1999. Mr. Whitwell had previously been Vice President and Chief Financial Officer of Primedia, Inc.'s Special Interest Magazine Division since 1996 and prior to that position had been Manager of Planning and Analysis at the Health Care Products Division of Schering Plough, Inc. since 1991.

     JAMES M. VALENTINE has been President of CDT since March 12, 2002 and has been Chief Operating Officer of CDT since inception. He was Executive Vice President since inception until March 12, 2002. From the period 1990 through 1993, Mr. Valentine was the head of his own energy and environmental consulting firm. Mr. Valentine was a Managing Director of Fuel-Tech N.V. from 1993 through March 1, 2002.

     There are no family relationships between any of the directors or executive officers. Please also see the text below under the captions "Certain Relationships and Related Transactions."

COMMITTEES OF THE BOARD

     The standing Committees of the Board are an Audit Committee and a Compensation and Nominating Committee. Messrs. Gray, de Havilland and Peter-Hoblyn are members of both committees. Mr. Gray is Chairman of the Audit Committee and Mr. de Havilland is Chairman of the Compensation and Nominating Committee. Mr. Gray and Mr. de Havilland are independent directors. Mr. Peter-Hoblyn is an ex officio member of these committees and as such does not vote or attend executive sessions. Both Mr. Gray and Mr. de Havilland are independent directors under the definition of NASDAQ Rule 4500(a)(15) and also the more restrictive independence standard applicable to audit committees in NASDAQ rule 4350(d). While CDT is not listed on a recognized stock exchange, the Board follows certain policies of The NASDAQ Stock Market, Inc. as best practice. The Charters of these Committees will be available for viewing on the CDT web site <www.cdti.com>.

     The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The audit committee has instituted procedures for receiving reports of improper recordkeeping, accounting or disclosure. The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations.

     In  the  opinion  of  the  Board  each  of  the voting members of the Audit
Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee. Moreover, the Board has determined that Mr. Gray is a Financial Expert within the meaning of Securities and Exchange Commission regulations. In making this determination the Board considered Mr. Gray's formal training and long experience in accounting and auditing and his former service for many years as the Chairman of the Audit Committee of another reporting Company under the Securities Exchange Act.

     The Compensation and Nominating Committee was established March 13, 2004 replacing the Compensation Committee. This Committee is responsible for establishing executive compensation and administering the Company's Incentive
Compensation Plan and also determines the identity of director nominees for election to fill a vacancy on the Board of Directors of CDT. Nominees are approved by the Board on recommendation of the Committee.

     In evaluating nominees, the Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to Board responsibilities. Candidates should also satisfy such other particular requirements that the Committee may consider important to CDT's business at the time. When a vacancy occurs on the Board, the Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to the Directors or CDT management. The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates. The best candidate from all evaluated will be recommended to the Board to consider for nomination.


     Stockholders who wish to recommend candidates for consideration as nominees should on or before January 1 in each year furnish in writing detailed biographical information concerning the candidate to the Committee addressed to the Corporate Secretary of CDT at the address set out on the Notice of Meeting.

CORPORATE  GOVERNANCE

Director  Independence

Mr. Gray and Mr. de Havilland are independent, non-executive directors. The Board does not have a majority of independent directors, as CDT is too small a company for that practice to be feasible. The Company is not listed on an exchange subject to the Securities Exchange Act of 1934.

Meetings

     During 2003 there were six meetings of the Board of Directors of CDT, three meetings of the Compensation Committee, and two meetings of the Audit Committee. Each Director attended at least 75% of Board and Committee meetings of which he was a member during 2003. Each Director, except Mr. Valentine, attended the 2003 Annual Meeting of stockholders.

Code of Business Ethics and Conduct

     On the recommendation of the Audit Committee, the Board has adopted a Code of Business Ethics and Conduct which will be available for viewing on the CDT web site <www.cdti.com>. Changes to or waivers of the requirements of the Code will be posted to the web site and reflected in appropriate Securities and Exchange Commission filings.

Indemnification

     Under the CDT Certificate of Incorporation, indemnification is afforded the Company's directors and executive officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware. Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee. The Company is, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee's actions were in the best interests of the Company, or, in the case of a settlement of a claim, such determination is made by the Board of Directors of the Company.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The annual premium for this policy is $$75,000. No sums have been paid for such indemnification to any past or present director or officer by the Company or under any insurance policy.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee has reappointed the firm of Eisner LLP, Certified Public Accountants ("Eisner"), to be the Company's independent auditors for the year 2004 and submits that reappointment to stockholders for ratification. Eisner, an independent member of Baker Tilly International, was also engaged to perform that service by the Audit Committee for the 2003 audit and replaced Ernst & Young LLP in 2003 as the CDT independent auditors. A representative of Eisner is not expected to be present at the London Meeting.

AUDIT  FEES

Fees for professional services provided by Ernst & Young and Eisner in the last two fiscal years by category were:

                               2003     2002
                              -------  -------
Audit Fees                    $39,500  $62,000

Audit-Related Fees             12,000        -

Tax Fees                            -        -

All Other Fees                      -        -
                              -------  -------

                              $39,500  $62,000

Fees for audit services include fees associated with the annual audit and reviews of CDT's quarterly reports on Form 10-Q. Audit related fees for 2003 are the fees charged by Ernst & Young for the three quarterly reviews performed in 2003. Of the $39,500 fee for the 2003 audit services, $21,000 has been paid to date to Eisner.

Pre-Approval Policies and Procedures

CDT's' policy and procedure is that each engagement for audit or non-audit service is approved in advance by the Audit Committee.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL. THE COMPANY RECOMMENDS A VOTE FOR THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

     Management is responsible for the Company's internal controls and its financial reporting. The independent auditors are responsible for performing an audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on those financial statements based on their audit. The Audit Committee reviews these processes. In such context, the Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with the Company's management and its independent auditors.

     The Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The Committee has also considered whether the provision of the services described above under the captions "Financial Information Systems Design and Implementation" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

     Based on the review and discussions referred to above. The Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

     This report has been provided by the following members of the Audit
Committee: D. R. Gray, Chairman and J. A. de Havilland.

NEWLY ENGAGED AUDITORS

     Effective December 2, 2003 CDT dismissed its independent accountant, Ernst & Young LLP, of Stamford Connecticut ("Ernst & Young"), and engaged Eisner LLP, of New York, New York ("Eisner"), as its new independent accountants. The dismissal of Ernst & Young and engagement of Eisner was approved by the CDT Audit Committee.

     In each of CDT's two prior years ended December 31, 2002 and 2001, the Ernst & Young reports relating to its audit of CDT's financial statements for such years contained no adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope or accounting principles, except that the audit report for the year ended December 31, 2002 expressed the following "going concern" uncertainty:

     "The accompanying financial statements have been prepared assuming that Clean Diesel Technologies, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and will require additional capital in the future in order to fund its operations. This condition raises substantial doubts about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty."

     During such two most recent fiscal years and any subsequent interim periods through the dismissal of Ernst & Young, there were no disagreements with or reportable events concerning Ernst & Young, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with any of their reports. Reports concerning the change in auditors together with the statement of Ernst & Young confirming the foregoing were filed on CDT's Forms 8-K and 8-KA each of December 2, 2003.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of common stock as of April 15, 2004 by (i) each person known to the Company to own beneficially more than three percent of the outstanding Common;
(ii) each director of the Company; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group.

NAME AND ADDRESS(1)                      NO. OF SHARES(2)(3)  PERCENTAGE(4)
---------------------------------------  -------------------  -------------
Beneficial Owners

Fuel-Tech N.V.(2)(5)                               1,849,972          11.8%
Waltham Forest Friendly Society                    1,394,350           8.9%
Positive Securities Limited                        1,304,734           8.3%
Cadogan Settled Estates
  Shareholding Company Limited(5)                  1,059,453           6.7%
J.A. Kanis                                           593,258           3.8%

Directors and Named Executive Officers

John A. de Havilland (2)                             155,261           1.0%
Derek R. Gray (2)                                    549,891           3.5%
Charles W. Grinnell (2)                              181,804           1.2%
Jeremy D. Peter-Hoblyn(2)                            441,653           2.8%
R. Glen Reid(2)                                       83,500             *
James M. Valentine(2)                                388,545           2.5%
David W. Whitwell(2)                                 225,562           1.4%

All Directors and Officers
as a Group (8 persons)(2)                          2,059,549          13.1%

-------------------------
* Less than 1%

  (1)  The  address  of  Fuel-Tech  N.V.  is  Castorweg  22-24,  Curacao,

Netherlands Antilles. The address of the other beneficial owners is c/o S G Associates Limited, 45 Queen Anne Street, London W1G 9JF U.K. The address of Directors and Named Executive Officers is c/o Clean Diesel Technologies, Inc., Suite 702, 300 Atlantic Street, Stamford, Connecticut 06901.
  (2) In addition to shares issued and outstanding, includes shares subject to options or warrants exercisable within 60 days for Fuel-Tech N.V., 25,000 shares; Mr. Kanis, 21,247 shares; Mr. de Havilland, 138,817 shares; Mr. Gray, 204,757 shares; Mr. Grinnell, 166,600 shares; Mr. Reid, 53,332 shares; Mr. Peter-Hoblyn, 391,400 shares; Mr. Valentine, 386,985 shares; Mr. Whitwell,
213,200 shares; and, for all directors and officers as a group, 1,618,591 shares. The amount for Mr. de Havilland and for directors and officers as a group does not include 23,599 shares owned by his adult children as to which he disclaims beneficial ownership.
  (3) To the knowledge of the Company the owners of all shares hold sole beneficial ownership and investment power over the shares reported.
  (4) The percentages are percentages of outstanding stock and have been calculated by including, warrants and options exercisable within 60 days. In addition 3% rather than 5% is presented in accordance with standard U.K. practice due to the Company's listing on the Alternative Investment Market of the London Stock Exchange.
  (5) The shares indicated for Fuel-Tech N.V. include shares held by its wholly-owned subsidiary, Platinum Plus, Inc. Mr. de Havilland is a director of Cadogan Settled Estates Shareholding Company Limited and disclaims beneficial ownership of the shares held by that company.

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Mr. Jeremy D. Peter-Hoblyn, Chief Executive Officer, Mr. R. Glen Reid, Vice President, Sales and Marketing, Mr. David W. Whitwell, Vice President, Treasurer and Chief Financial Officer and Mr. James M. Valentine, President and Chief Operating Officer, during the fiscal years ended December 31, 2003, 2002 and 2001, the only executive officers of the Company who earned total compensation in excess of $100,000 during fiscal year 2003 (the "Named Executive Officers").

                             SUMMARY COMPENSATION TABLE

                                   ANNUAL                        LONG-TERM
                     ----------------------------------  --------------------------
                                                           SHARES
                                                         UNDERLYING
                                                           OPTIONS      ALL OTHER
NAME AND PRINCIPAL                                         GRANTED    COMPENSATION
     POSITION        YEAR  SALARY (1)  BONUS   OTHER(2)    (#) (3)         (4)
-----------------------------------------------------------------------------------
Jeremy Peter-Hoblyn  2003     256,875       -    22,900      70,000              -
Chief Executive      2002     289,600       -    50,000     100,000              -
Officer              2001     247,500       -    50,000      60,000              -

R. Glen Reid         2003     160,667  16,000    38,000      60,000          4,820
Vice President       2002     120,000       -         -      50,000          2,400
Sales and Marketing  2001           -       -         -           -              -

David W. Whitwell    2003     192,083  25,000         -      96,000          5,570
Vice President and   2002     184,300       -         -      80,000          5,375
Chief Financial      2001     159,167       -         -      40,000          4,775
Officer

James M. Valentine   2003     301,250  50,000         -     120,000         10,088
President and Chief  2002     289,100       -         -     100,000          9,500
Operating Officer    2001     239,133       -         -      60,000          9,450

     (1) For 2001, $62,500 of Mr. Peter-Hoblyn's salary was deferred until the Company attains gross annual revenues of $5 million.
     (2)The amounts designated "Other" were amounts accrued for the premiums on an annuity for Mr. Peter-Hoblyn and a relocation allowance for Mr. Reid.
     (3) Options granted were Non-Qualified Stock Options through 2002; thereafter and for Mr. Peter-Hoblyn, they were Incentive Stock Options. CDT has granted no stock appreciation rights in connection with stock options.
     (4) The amounts designated "All Other" were Company matching 401(k) or profit sharing contributions and auto allowance.

DIRECTORS' COMPENSATION

     CDT provides an annual retainer of $30,000 plus associated expenses for directors who are not employees of the Company. The Chairman of the Board receives an additional annual retainer of $30,000. The Chairman of the Audit Committee receives an additional annual retainer of $10,000. Directors who are employees of the Company will receive no compensation for their service as directors. For 2003, 26,031 shares of restricted Common in lieu of cash were issued to Mr. Gray on account of directors' fees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Peter-Hoblyn, Chief Executive Officer, is a non-voting ex-officio member of the Compensation Committee who does not participate in executive sessions.

                        OPTION GRANTS IN THE LAST FISCAL YEAR
                             TO NAMED EXECUTIVE OFFICERS

                                                                   POTENTIAL
                                                                REALIZABLE VALUE
            NUMBER OF   % OF TOTAL                              OF ASSUMED ANNUAL
             SHARES       OPTIONS     EXERCISE                   RATES OF PRICE
           UNDERLYING   GRANTED TO    OR BASE                   APPRECIATION FOR
             OPTIONS     EMPLOYEES     PRICE     EXPIRATION        OPTION TERM
NAME       GRANTED (#)    IN 2003    ($/SHARE)      DATE         5%          10%
------------------------------------------------------------------------------------

Jeremy D.       40,000               $     1.65     6/11/03  $   41,507   $ 105,187
Peter-          30,000          12%  $     3.07     12/2/03  $   57,921   $ 146,784
Hoblyn

David W.        65,000               $     1.65     6/11/03  $   67,449   $ 170,929
Whitwell        31,000          16%  $     3.07     12/2/03  $   59,852   $ 151,676

R. Glen         40,000               $     1.65     6/11/03  $   41,507   $ 105,187
Reid            20,000          10%  $     3.07     12/2/03  $   38,614   $  97,856

James M.        80,000               $     1.65     6/11/03  $   83,014   $ 210,374
Valentine       40,000          20%  $     3.07     12/2/03  $   77,228   $ 195,712

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                AND FY-END OPTION VALUES
                              OF NAMED EXECUTIVE OFFICERS

                                NUMBER OF     NUMBER OF      VALUE OF
                               SECURITIES    SECURITIES    UNEXERCISED      VALUE OF
                               UNDERLYING    UNDERLYING      IN-THE-      UNEXERCISED
                               UNEXERCISED   UNEXERCISED      MONEY       IN-THE-MONEY
            SHARES             OPTIONS AT    OPTIONS AT     OPTIONS AT     OPTIONS AT
           ACQUIRED            FISCAL YEAR   FISCAL YEAR      FISCAL      FISCAL YEAR-
              ON      VALUE       END/          END/        YEAR-END/         END/
NAME       EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------

Jeremy D.         -         -      391,400         33,300  $    234,725  $       16,000
Peter-
Hoblyn

David W.          -         -      213,200         42,350  $     91,400  $       26,000
Whitwell

R. Glen           -         -       83,333         26,665  $     32,000  $       16,000
Reid

James M.          -         -      387,000         53,330  $    213,850  $       32,000
Valentine

       REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION POLICIES

     Compensation for executives is based on the philosophy that compensation must (a) be competitive with other businesses to attract, motivate and retain the talent needed to lead and grow the Company's business, (b) be linked to the Company's needs for strong entrepreneurial skills to commercialize and promote its products, (c) encourage executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders and (d) to conserve cash.

COMPENSATION OF EXECUTIVE OFFICERS - 2003

     The key components of the Company's executive compensation program during 2003 were base salary and stock option awards under the 1994 Plan, as well as bonus payments to certain employees. The cash based portion of compensation is fixed by the Board in its discretion based upon historical levels, performance, ranking within the officer group, amounts being paid by comparable companies and the Company's financial position. Stock options are designed to provide additional incentives to executive officers to maximize stockholder value. Through the use of vesting periods the option program encourages executives to remain in the employ of the Company. In addition, because the exercise prices of such options are set at the fair market value of the stock on the date of grant of the option, executives can only benefit from such options, if the trading price of the Company's shares increases, thus aligning their financial interests with those of the stockholders. Finally, stock options minimize the Company's cash compensation requirements.

COMPENSATION OF CHIEF EXECUTIVE OFFICER - 2003

     The compensation of the Chief Executive Officer, Mr. Peter-Hoblyn, in 2003 was made up of base salary and stock options. (See the Summary Compensation Table above.) The amount of base salary was fixed in 2003 in the overall business judgment of the Compensation Committee considering the proper competitive level of salary to be paid in view of the Company's position and salaries paid by comparable companies and the judgement of the Committee as to the time spent by Mr. Peter-Hoblyn during each quarter of 2003 on CDT business. Mr. Peter-Hoblyn's 2003 base salary by quarter was $ 75,000, $ 68,750, $37,500 and $75,000. Also, in 2003 Mr. Peter-Hoblyn was awarded stock options to acquire 70,000 CDT shares in accordance with the CDT philosophy of providing to management incentives aligned with the interests of the stockholders.


     This report has been provided by the following members of the Compensation Committee of the Board of Directors of the Company: D. R. Gray and J. A. de Havilland, Chairman.

                                PERFORMANCE GRAPH

The following line graph compares (i) the Company's cumulative total return to stockholders per share of Common Stock for the five year period ending December 31, 2003 to that of (ii) the Russell 2000 index and (iii) the Standard and Poor's 1500 Supercomposite Specialty Chemicals Index.


                                [CHART OMITTED]


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

     Messrs. Peter-Hoblyn, Rogers, Whitwell and Valentine have employment agreements with the Company, effective August 1, 1995 for Messrs. Peter-Hoblyn and Valentine, March 1, 2001 for Mr. Whitwell and January 1, 2004 for Mr. Rogers. These agreements are for indefinite terms. If canceled by the Company under circumstances that are "at will" as defined in the agreements, the Company shall continue the employee's then base salary and benefits until the employee finds other comparable employment but not for a period in excess of one year for Messrs. Peter-Hoblyn and Valentine and nine months for Mr. Whitwell. Mr. Rogers has an employment agreement which provides for three months notice by him or the Company. The agreements also contain provisions relating to the employees' obligations to maintain the confidentiality of the Company's proprietary information and to protect such information from competitors and to assign certain inventions to the Company.

MANAGEMENT AND SERVICES AGREEMENT

     CDT entered into a Management and Services Agreement of July 1995, as amended (the "Services Agreement") with Fuel Tech, Inc., a wholly-owned subsidiary of Fuel-Tech N.V. Fuel-Tech N.V. is a principal stockholder of CDT. Services provided to CDT under the Services Agreement are principally legal services proved by Mr. Grinnell who is an employee of Fuel Tech, Inc. and a director of Fuel-Tech N.V. and of CDT. In 2003, 2002 and 2001, the amounts of $69,000, $60,000 and $73,000, respectively, were paid by CDT to Fuel Tech, Inc. on account these services. Mr. Grinnell will recuse himself from consideration of any transactions between these companies that may be, or may appear to be, material to either company.
TECHNOLOGY ASSIGNMENTS

     The Company's technology is comprised of patents, patent applications, trade or service marks, data and know-how. A substantial portion of this technology is held under assignments of technology from Fuel Tech, Inc. and Fuel Tech affiliates. The assignments provide for running royalties payable to Fuel Tech, Inc. commencing in 1998 of 2.5% of gross revenues derived from platinum fuel catalysts. The Company paid royalties of $4,788 to Fuel Tech, Inc. under these assignments in 2003. The Company may at any time terminate the royalty obligation by payment to Fuel Tech, Inc. in any year from 2003 through 2008 of amounts, depending on the year, declining from $5,454,546 in 2004 to $1,090,910 in 2008.

                                     GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that all officers and directors of the Company were in timely compliance in 2002 with filing requirements relating to beneficial ownership reports under Section 16(a) of the Securities Exchange Act of 1934, except that the filings due for Mr. Gray on September 29 and October 24 were filed September 30 and February 9, 2004; a filing for Mr. Rogers due on January 23 was filed February 4; and a filing for Mr. Valentine on December 24 was filed on January 26, 2004. Also, filings due on December 4 were made on February 16, 2004 for Messrs. Gray, de Havilland, Grinnell, Reid, Rogers, Whitwell and Valentine.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders of the Company must be received in writing at the address of the Company set out on the Notice of Meeting on or before December 27, 2004 and, if received thereafter, may be excluded by the Company.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Any stockholder desiring to send a communication to the Board, or any individual director, may forward such communication to the Corporate Secretary to the address of the Company set out on the Notice of Meeting. Under procedures fixed from time to time by the independent directors, the Corporate Secretary will collect and organize all such communications and forward them to the Board or individual director.

OTHER  BUSINESS

     Management knows of no other matters that may properly be, or are likely to be, brought before the Meeting other than those described in this proxy statement.

                           By Order of the Board of Directors

                                  Charles W. Grinnell
                                      Secretary

Stamford Connecticut
April 15, 2004

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT OF THE
COMPANY ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT THE ADDRESS OF THE COMPANY ON THE NOTICE OF MEETING.

STATEMENTS IN THIS PROXY STATEMENT WHICH ARE NOT HISTORICAL FACTS, SO-CALLED "FORWARD-LOOKING STATEMENTS" ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STOCKHOLDERS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND
UNCERTAINTIES, INCLUDING THOSE DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES EXCHANGE COMMISSION.